Associated Banc-Corp First Quarter 2026 Earnings Presentation April 23, 2026

Important Disclosures 2 Forward-looking statements: Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should," “intend,” "target," “outlook,” "project," "guidance," "forecast," or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward- looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include the ability to integrate the American National Bank (“ANB”) business successfully and in a timely manner; the possibility that the anticipated benefits of the ANB transaction are not realized when expected or at all; the possibility that the ANB transaction may be more expensive to integrate than anticipated; and such other risk factors as identified in the Company’s most recent Form 10-K and subsequent Form 10-Qs and other SEC filings, and such factors are incorporated herein by reference. Trademarks: All trademarks, service marks, and trade names referenced in this material are official trademarks and the property of their respective owners. Presentation: Within the charts and tables presented, certain segments, columns and rows may not sum to totals shown due to rounding. Non-GAAP measures: This presentation includes certain non-GAAP financial measures. These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation’s results of operations. These non-GAAP measures are provided in addition to, and not as substitutes for, measures of our financial performance determined in accordance with GAAP. Our calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related GAAP measures. Unless otherwise noted, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found at the end of this presentation.

Financial Results Associated Bank River Center – Milwaukee, WI

$0.70 Diluted EPS 10.47% CET1 Ratio 13.02% Total Capital Ratio 10.54% Common Equity / Total Assets 8.27% TCE Ratio1 9.69% Return on Avg. Equity 13.03% ROATCE1 $29.04 Book Value / Share $22.23 TBV / Share1 First Quarter 2026 Results 4 ▪ Total period end loans of $31.8 billion ▪ +2.0% vs. 4Q25; +5.0% vs. 1Q25 ▪ Period end C&I loans of $12.3 billion ▪ +4.6% vs. 4Q25; +12.9% vs. 1Q25 ▪ Total period end deposits of $35.7 billion ▪ +0.5% vs. 4Q25; +1.5% vs. 1Q25 ▪ Period end core customer deposits1 of $30.4 billion ▪ +2.8% vs. 4Q25; +4.5% vs. 1Q25 ▪ Net interest income of $307 million ▪ Net interest margin of 3.03% ▪ Noninterest income of $76 million ▪ Noninterest expense of $219 million ▪ Provision for credit losses of $11 million ▪ ACLL / total loans of 1.34% ▪ NCOs / average loans (annualized) of 0.07% 1 This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures.

Accelerating our Growth Trend

1Q 2026 results reflect growth trend, with several YTD investments expected to drive additional momentum in 2026-27

Accelerating Growth

+2.2%
Annualized Customer CKG HH Growth 1Q26 vs. 4Q25

+4.6%
Period End C&I Loan Growth 1Q26 vs. 4Q25

4/1/2026
Completed Acquisition of American National Corporation

YTD Investments for Sustained Growth[1]

- Marketing acquisition spend up 23% in 1Q26 vs. 1Q25[2]
- Expanded Kansas City C&I team
- Launched new Franchise Banking vertical
- Hired new Director of Private Banking, Major Metro Markets
- Launched Dallas C&I team
- Two new product launches already impacting results

[1] YTD updates as of April 23, 2026.
[2] Marketing acquisition spend defined as business development & advertising expense.

Associated Bank
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6 Late 3Q 2026 Expected conversion of systems & branches 12/1/2025 Announced agreement to acquire ANC American National Corporation (ANC) Integration on Track Partnership expected to complement & accelerate our organic growth strategy 3/12/2026 Regulatory approvals received 4/1/2026 Close of transaction Early April 2026 40+ ASB leaders in Omaha for integration Early April 2026 Colleague decisioning completed 2Q 2026 Purchase accounting adjustments finalized Expanded Presence in Strategic Growth Markets Financially Attractive Partnership Strong Cultural Alignment

Twin Cities 165-Year Foundation in Wisconsin…Accelerating Household, Deposit and C&I Growth in Major Metro Markets 7 ASB Branch Footprint States1 Strategic Major Metro Growth Markets 1 Upon expected conversion of American National Bank branches in 3Q 2026. Milwaukee Chicago Omaha St. Louis Kansas City Dallas/Ft. Worth Driving Growth in Legacy Metros Expanding in Strategic Growth Markets Milwaukee Chicago Twin Cities Omaha Kansas City Dallas/Ft. Worth Expanding in 2026 New in 2026 New in 2025 Expanded in 2026 Expanding in 2026 St. Louis First MO branch in 2025

$3.8 $3.9 $4.0 $4.1 $4.1 $7.3 $7.0 $7.0 $6.9 $6.8 $7.3 $7.5 $7.3 $7.3 $7.3 $11.7 $12.1 $12.5 $12.7 $13.0 $30.1 $30.5 $30.8 $31.0 $31.3 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 Quarterly Loan Trends 8 Average Quarterly Loans ($ in billions) Period End Loan Change 12/31/25 to 3/31/26 ($ in millions) $(66) $(20) $7 $21 $30 $123 $540 Commercial & Industrial Home Equity & Other Consumer CRE-Construction Residential Mortgage Auto Finance Commercial & Business Lending Commercial Real Estate Residential Mortgage Auto Finance, Home Equity & Other Consumer CRE-Investor CRE-Owner Occupied Strong period end C&I loan growth of 5% helped drive total loan growth of 2% in 1Q

$1.8 $1.8 $1.9 $2.1 $1.9 $4.3 $4.1 $3.9 $4.0 $3.5 $3.8 $3.7 $4.0 $4.1 $4.2 $6.1 $6.0 $5.9 $5.9 $6.1 $5.2 $5.2 $5.3 $5.4 $5.5 $8.0 $7.7 $7.9 $8.1 $7.9 $5.6 $5.6 $5.8 $6.1 $6.0 $34.8 $34.2 $34.7 $35.6 $35.2 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 Quarterly Deposit & Funding Trends 9 Average Quarterly Deposits ($ in billions) Period End Funding Change 12/31/25 to 3/31/26 ($ in millions) 1 This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. Customer CDs Savings Money Market Network Trans. Deposits Noninterest-Bearing Demand Interest-Bearing Demand Brokered CDs $(408) $(232) $85 $154 $(2) $49 $141 $189 $443 Noninterest-Bearing Demand Savings Other Wholesale Funding FHLB Advances Network Transaction Deposits Core Customer Deposits1 +$820 (+3%) Wholesale Funding Sources $(401) (-4%) Total Deposits +$179 (+1%) Customer CDs Interest-Bearing Demand Money Market Brokered CDs Seasonal inflows during 1Q helped drive strong period end deposit trends and a 4% decrease in wholesale funding

Average Yield Trends 10 Quarterly Average Yields (%) 6.71 6.75 6.74 6.50 6.21 6.43 6.50 6.45 6.18 5.89 5.59 5.63 5.58 5.56 5.45 3.68 3.70 3.75 3.76 3.78 4.22 4.24 4.26 4.14 4.17 2.91 2.78 2.78 2.61 2.44 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 Residential Mortgage Commercial & Business Lending Commercial Real Estate Total Interest- Bearing Deposits Auto Finance Asset & Liability Yield / Rate Trends (%) Rate on Total Interest- Bearing Liabilities Yield on Total Earning Assets 5.45 5.50 5.50 5.34 5.20 3.06 3.02 3.03 2.82 2.67 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 Investments The yield on total earning assets decreased by 14 bps in 1Q, while interest-bearing liability costs decreased by 15 bps

Net Interest Income & Net Interest Margin Trends 11 ($ in millions) $286 $300 $305 $310 $307 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 3.04% 2.97% 3.06% 3.03% Quarterly Net Interest Income Quarterly Net Interest Margin 3.04% 1Q net interest income increased $21 million from the same period a year ago, while NIM increased by 6 bps over the same period

Interest Rate Risk Management1 12 Contractual Funding Obligations ($ in billions) Contractual Swaps Balances2 ($ in billions) Estimated NII Sensitivity Profile (%) 10.4 6.8 3.2 2.6 3.8 5.1 3.4 1.7 1.4 2.0 -14.9 -2.3 -1.0 -0.6 -1.4 -14.9 -4.4 -1.9 -1.5 -3.1 1Q 2022 1Q 2023 1Q 2024 1Q 2025 1Q 2026 Up 200 bps Up 100 bps Down 100 bps Down 200 bps (12-Month Ramp, Dynamic Forecast) $2.45 $2.45 $2.45 $1.93 $1.53 1Q 2026 2Q 2026 3Q 2026 4Q 2026 1Q 2027 ≤ 1 Yr. 1-3 Yrs. 3+ Yrs. Total Time Deposits $8.0 $0.1 $0.0 $8.1 Short-Term Funding $0.4 - - $0.4 FHLB Advances $3.2 $0.2 $0.0 $3.4 Other Long-Term Funding - - $0.6 $0.6 Total $11.6 $0.3 $0.6 $12.5 3.61%3.68%3.68%3.68% 3.56% Notional Balances Weighted Avg. Yield 1 All updates as of or for the period ended March 31, 2026 unless otherwise noted. 2 Includes $50 million of forward starting swaps. 3 In both the down 100 and down 200 for 1Q 2022, scenario rates are floored at zero. 3 We’ve taken proactive steps to reduce our asset sensitivity & protect NII in a falling rate environment

Cash & Investment Securities Portfolio 13 Period End Investment Securities ($ in billions) Period End Securities + Cash / Total Assets $4.8 $5.0 $5.2 $5.4 $5.5 $3.7 $3.7 $3.6 $3.6 $3.6 $0.2 $0.3 $0.3 $0.3 $0.3$8.7 $9.0 $9.1 $9.3 $9.4 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 Held to MaturityAvailable for Sale Other Securities 20.1% 20.5% 20.5% 20.5% 20.6% 2.9% 2.9% 2.9% 3.8% 3.1% 23.0% 23.4% 23.4% 24.3% 23.7% 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 Investment Securities / Total Assets Cash / Total Assets We continue to target securities + cash / total assets of 22% to 24% in 2026 We’ve continued to manage our cash & investment securities levels in proportion to broader balance sheet growth

$22 $23 $25 $26 $25 $13 $13 $14 $14 $14 $10 $11 $12 $13 $12 $4 $6 $11 $11 $7 $4 $4 $4 $3 $6 $5 $10 $15 $12 $12 $59 $67 $81 $79 $76 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 Quarterly Noninterest Income Trends 14 1 Wealth Mgmt. Fees Capital Markets, net Other2 Mortgage Banking, net Service Charges & Deposit Account Fees Card-Based Fees 1 1Q 2025 GAAP noninterest income includes a $7 million pre-tax loss on a mortgage portfolio sale, primarily driven by the FAS91 impact of the mortgage portfolio sale announced in 4Q 2024 and settled in 1Q 2025. 2 Other is comprised of other fee-based revenue, bank and corporate owned life insurance, asset gains (losses), net, investment securities gains (losses), net, and other noninterest income. Capital Markets, Net ($ in millions) $30 $25 $22 $32 $7 FY 2022 FY 2023 FY 2024 FY 2025 1Q 2026 $84 $83 $93 $97 $25 FY 2022 FY 2023 FY 2024 FY 2025 1Q 2026 1Q26 noninterest income was materially higher vs. 1Q25, with strong growth in wealth, capital markets & other fee categories Wealth Management Fees ($ in millions)Total Quarterly Noninterest Income ($ in millions)

Quarterly Noninterest Expense Trends 15 Total Quarterly Noninterest Expense ($ in millions) Efficiency Ratio (%) $124 $127 $136 $135 $135 $27 $27 $29 $29 $30 $15 $13 $13 $14 $14 $10 $10 $10 $7 $9 $34 $33 $29 $34 $31 $211 $209 $216 $219 $219 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 Personnel Other1 Technology FDIC AssessmentOccupancy Adjusted Efficiency Ratio2Fully Tax-Equivalent Efficiency Ratio 59.7 55.8 54.8 55.2 56.0 58.6 55.8 54.8 55.2 55.8 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 1 Other is comprised of business development & advertising, equipment, legal & professional, loan & foreclosure costs, other intangible amortization & other noninterest expenses. 2 This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. Total noninterest expense decreased slightly from the prior quarter & increased 4% vs. the same period a year ago

Capital Profile 16 Regulatory Capital Ratios (%) Additional Capital Ratios (%) Per Common Share Data ($) 1 This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. 10.11 10.68 12.75 10.47 11.01 13.02 CET1 Tier 1 Capital Total Capital 1Q 2025 1Q 2026 27.09 27.67 28.17 28.81 29.04 20.25 20.84 21.36 22.01 22.23 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 Tangible Common Equity / Tangible Assets (TCE Ratio)1 Total Common Equity / Total Assets 10.37 10.43 10.51 10.58 10.54 7.96 8.06 8.18 8.29 8.27 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 Tangible Book Value / Share1Book Value / Share We continue to target a CET1 range of 10% to 10.75% in 2026

Loan Category ACLL ACLL / Loans ACLL ACLL / Loans ACLL ACLL / Loans C&BL 172,257$ 1.43% 198,793$ 1.53% 208,208$ 1.54% CRE - Investor 79,149 1.41% 58,742 1.12% 53,899 1.02% CRE - Construction 59,873 3.31% 64,542 3.24% 69,810 3.30% Residential Mortgage 34,160 0.49% 33,644 0.50% 32,739 0.49% Other Consumer 61,184 1.59% 63,623 1.54% 60,376 1.45% Total 406,624$ 1.34% 419,344$ 1.35% 425,032$ 1.34% 3/31/2025 3/31/202612/31/2025 $407 $412 $415 $419 $425 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 Allowance for Credit Losses on Loans (ACLL)1 17 ACLL Trends ($ in millions) 1 Includes funded and unfunded reserve for loans, excludes reserve for HTM securities. ($ in thousands) 1.34% 1.35% 1.34% 1.35% 1.34% 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 ACLL / Total Loans Our ACLL increased to $425 million in support of balance sheet growth, while ACLL / total loans decreased 1 bp to 1.34%

Credit Quality Trends 18 Total Delinquent Loans ($ in millions) Nonaccrual Loans ($ in millions) Total Criticized Loans ($ in millions) Net Charge Offs & Provision ($ in millions) $3 $14 $3 $3 $3 $44 $38 $49 $58 $85 $47 $52 $52 $61 $88 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 Accruing Loans 30-89 Days PD $9 $13 $13 $2 $5 $13 $18 $16 $7 $11 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 Total Net Charge Offs Provision for Credit Losses on Loans Accruing Loans 90+ Days PD $135 $113 $106 $100 $111 $740 $888 $1,125 $1,067 $1,066 $451 $467 $412 $310 $272 $1,325 $1,468 $1,643 $1,478 $1,449 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 $89 $90 $86 $85 $83 $32 $16 $7 $8 $8 $14 $7 $13 $7 $20 $135 $113 $106 $100 $111 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 CREConsumer Commercial & Business Lending Substandard AccruingSpecial Mention Nonaccrual Loans 1Q credit quality remained solid with decreasing criticized loans and NCOs / avg. loans (annualized) of 0.07%

FY 2026 Outlook1 19 Total Loans Up 17% to 19% Total C&I Loans Up 20% to 22% Total Deposits Up 17% to 19% Core Customer Deposits2 Up 19% to 21% Net Interest Income Updating with 2Q 2026 Earnings Noninterest Income Up 8% to 10% Noninterest Expense Updating with 2Q 2026 Earnings Effective Tax Rate 19% to 21% CET1 Capital Ratio 10% to 10.75% 1 Projections are on an end of period basis as of and for the year ended 12/31/2026 as compared to Associated Banc-Corp standalone 2025 results as of 12/31/2025 unless otherwise noted. 2 Core customer deposits is a non-GAAP financial measure which excludes network transaction deposits and brokered CDs from total deposits. We have not provided a reconciliation of the projection for core customer deposits to the projection for total deposits due to the low visibility and unpredictability of the components of total deposits necessary for such reconciliation. + ASB + American National Combined

Appendix IDS Center – Minneapolis, MN

Additional Quarterly Loan Trends 21 Period End Quarterly Loans ($ in billions) Average Loan Change 4Q 2025 to 1Q 2026 ($ in millions) $3.8 $4.0 $4.0 $4.1 $4.2 $7.0 $6.9 $6.9 $6.8 $6.7 $7.4 $7.3 $7.3 $7.2 $7.4 $12.0 $12.4 $12.7 $13.0 $13.5 $30.3 $30.6 $31.0 $31.2 $31.8 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 $(68) $(14) $4 $33 $61 $81 $189 Commercial & Industrial CRE-Investor CRE-Construction Residential Mortgage Auto Finance Commercial & Business Lending Commercial Real Estate Residential Mortgage Auto Finance, Home Equity & Other Consumer CRE-Owner Occupied Home Equity & Other Consumer

3/31/2026 1 % of Total Loans 3/31/2026 1 % of Total Loans C&BL (by NAICS 2 ) CRE (by property type) Utilities 3,183$ 10.0% Multi-Family 3,233$ 10.2% Manufacturing & Wholesale Trade 2,946 9.3% Industrial 1,785 5.6% Real Estate (includes REITs) 2,186 6.9% Office 746 2.3% Finance & Insurance 791 2.5% Retail 579 1.8% Mortgage Warehouse 654 2.1% Single Family Construction 193 0.6% Retail Trade 600 1.9% Hotel/Motel 190 0.6% Rental and Leasing Services 556 1.7% Medical 161 0.5% Construction 537 1.7% Warehouse 150 0.5% Transportation and Warehousing 522 1.6% Land 83 0.3% Professional, Scientific, and Tech. Serv. 324 1.0% Self Storage 4 0.0% Health Care and Social Assistance 316 1.0% Other 260 0.8% Information 271 0.9% Total CRE 7,384$ 23.2% Waste Management 163 0.5% Accommodation and Food Services 134 0.4% Consumer Management of Companies & Enterprises 62 0.2% Residential Mortgage 6,728$ 21.2% Educational Services 59 0.2% Auto Finance 3,136 9.9% Arts, Entertainment, and Recreation 53 0.2% Home Equity 706 2.2% Public Administration 17 0.1% Credit Cards 195 0.6% Agriculture, Forestry, Fishing and Hunting 9 0.0% Other 116 0.3% Mining 3 0.0% Total Consumer 10,881$ 34.2% Other 147 0.4% Total C&BL 13,533$ 42.6% Total Loans 31,798$ 100.0% Total Loans Outstanding Balances as of March 31, 2026 22 1 All values as of period end. 2 North American Industry Classification System. ($ in millions)

Loan Stratification Outstanding Balances as of March 31, 2026 23 1 Excludes Other Consumer portfolio. 2 Other Midwest includes Missouri, Indiana, Ohio, Michigan and Iowa. Multi-Family 44% Retail 8% Office 10% Industrial 24% Warehouse 2%Hotel / Motel 3% Other 9% Wisconsin 25% Illinois 17% Minnesota 8% Other Midwest 14% Texas 6% Other 30% Manufacturing & Wholesale Trade 22% Power & Utilities 23% Real Estate 16%Mortgage Warehouse 5% Finance & Insurance 6% Residential Mortgage 62% Auto Finance 29% Home Equity 6% Credit Cards 2% Other 1% Wisconsin 20% Illinois 14% Minnesota 7% Texas 6% Other Midwest 9% Other 44% Wisconsin 20% Illinois 13% Minnesota 8% Other Midwest2 20% Texas 13% Other 26% 2 2 C&BL by State $13.5 billion Consumer by Category $10.9 billion C&BL by Industry $13.5 billion Total Loans by State1 CRE by State $7.4 billion CRE by Property Type $7.4 billion

High-Quality Commercial Real Estate Portfolio[1]



Consumer
34%
Total
Loans by
Segment
Com'l &
Business
Lending
43%
CRE
23%



Wisconsin
20%
Illinois
13%
Minnesota
8%
CRE by
State
Other
Midwest[2]
20%
Other
26%
Texas
13%



Multi-Family
44%
Retail
8%
Office
10%
CRE by
Property
Type
Industrial
24%
Other
14%

CRE Credit Quality

	1Q 25	2Q 25	3Q 25	4Q 25	1Q 26
Portfolio LTV	57%	57%	58%	57%	57%
Delinquencies[3]/Loans	0.03%	0.17%	0.19%	0.27%	0.45%
NALs/Loans	0.43%	0.22%	0.10%	0.12%	0.11%
ACLL/Loans	1.88%	1.77%	1.74%	1.70%	1.68%
NCOs/Avg. Loans[4]	0.05%	0.45%	0.49%	(0.01)%	(0.03)%

CRE Loan Portfolio Granularity

	% of Total Loans
Largest Single CRE Borrower	0.16%
Top 10 Largest CRE Borrowers	1.28%
Largest CRE Property Type (Multi-Family)	10.17%
CRE Office Loans	**2.35%**

CRE Office Highlights

WAvg. Debt Service Coverage Ratio[5]	1.22x
2026 Remaining Maturities	$296 million
Central Business District vs. Suburban	~81% Suburban
Property Class Mix[6]	~51% Class A

[1] All updates as of or for the period ended March 31, 2026 unless otherwise noted.
[2] Other Midwest includes Missouri, Indiana, Ohio, Michigan and Iowa.
[3] Accruing loans 30-89 days past due + accruing loans 90+ days past due.
[4] Calculated on an annualized basis. Negative value represents a net recovery.
[5] Calculated based on the 10-year Treasury rate plus 300 basis points/25-year amortization.
[6] Property class mix determined by third-party vendor partner mapping of portfolio.

Associated Bank
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High-Quality Consumer Loan Portfolio1 25 1 All data as of or for the period ended March 31, 2026 unless otherwise noted. 3/31/2026 % of Total Loans Residential Mortgage $6,728 21.2% Auto Finance $3,136 9.9% Home Equity $706 2.2% Credit Cards $195 0.6% Other $116 0.3% Total Consumer $10,881 34.2% Prime/Super Prime Consumer Loan Portfolio 789 783 794 792 Resi. Mortgage Auto Finance Home Equity Credit Cards Weighted Avg. Portfolio FICO Scores 87% 7% 6% Portfolio FICOs Prime (660-719) Super Prime (720+) Exceptions & Other Period End Consumer Loans ($ in millions)

Stable, Granular Deposit Portfolio 26 Associated Bank, N.A. Period End Deposits ($ in billions) Liquidity Sources ($ in millions) 26% 25% 25% 26% 26% 74% 75% 75% 74% 74% $35.2 $34.2 $34.9 $35.6 $35.8 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 Total of Insured & Collateralized Deposits Total of Uninsured & Uncollateralized Deposits 12/31/2025 3/31/2026 Federal Reserve Balance $1,139.4 $915.7 FHLB Chicago Capacity $6,221.5 $5,574.2 Fed Discount Window Capacity $6,443.8 $6,506.8 Funding Available Within One Business Day1 $13,804.7 $12,996.7 Fed Funds Lines $1,846.0 $1,981.0 Brokered Deposits Capacity2 $823.1 $1,529.8 Unsecured Debt Capacity3 $1,000.0 $1,000.0 Total Available Liquidity $17,473.7 $17,507.5 191% of uninsured, uncollateralized deposits 1 Estimated based on normal course of operations with the indicated institution. 2 Availability based on internal policy limitations. The Corporation includes outstanding deposits that have received a primary purpose exemption in the brokered deposit classification as they have similar funding characteristics and risk as brokered deposits. 3 Estimated availability based on the Corporation’s current internal funding considerations.

$1.9 $1.8 $2.0 $2.2 $1.7 $4.2 $4.1 $4.0 $3.8 $3.6 $3.7 $3.8 $4.0 $4.0 $4.5 $6.1 $5.9 $5.8 $6.1 $6.2 $5.2 $5.3 $5.4 $5.5 $5.7 $7.9 $7.5 $7.8 $7.8 $8.0 $6.1 $5.8 $5.9 $6.1 $6.1 $35.2 $34.1 $34.9 $35.6 $35.7 1Q 2025 2Q 2025 3Q 2025 4Q 2025 1Q 2026 Additional Quarterly Deposit & Funding Trends 27 Period End Quarterly Deposits ($ in billions) Quarterly Average Funding Change (4Q25 to 1Q26) ($ in millions) 1 This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. Customer CDs Savings Money Market Network Trans. Deposits Noninterest-Bearing Demand Interest-Bearing Demand Brokered CDs $(470) $(173) $136 $(168) $(65) $96 $141 $171 Customer CDs FHLB Advances Brokered CDs Core Customer Deposits1 +$174 (+1%) Wholesale Funding Sources +$369 (+4%) Total Deposits $(468) (-1%) Money Market Savings Noninterest-Bearing Demand Network Transaction Deposits $876 Interest-Bearing Demand Other Wholesale Funding

Reconciliation & Definitions of Non-GAAP Items

Period End Core Customer Deposits Reconciliation ($ in thousands)	1Q 2026	4Q 2025	3Q 2025	2Q 2025	1Q 2025
Total deposits	$35,731,765	$35,552,608	$34,881,853	$34,147,565	$35,196,713
Less: Network transaction deposits	1,746,518	2,154,995	2,013,964	1,792,362	1,882,930
Less: Brokered CDs	3,562,752	3,795,133	3,956,517	4,072,048	4,197,512
Core customer deposits	$30,422,495	$29,602,480	$28,911,371	$28,283,155	$29,116,271

Avg. Core Customer Deposits Reconciliation ($ in thousands)	1Q 2026	4Q 2025	3Q 2025	2Q 2025	1Q 2025
Average total deposits	$35,160,943	$35,628,917	$34,705,887	$34,203,201	$34,833,464
Less: Average network transaction deposits	1,917,854	2,090,587	1,933,659	1,843,998	1,847,972
Less: Average brokered CDs	3,528,294	3,998,012	3,916,329	4,089,844	4,315,311
Average core customer deposits	$29,714,795	$29,540,318	$28,855,899	$28,269,359	$28,670,181

Tangible Common Equity & Tangible Assets Reconciliation ($ in thousands)	1Q 2026	4Q 2025	3Q 2025	2Q 2025	1Q 2025
Common equity	$4,803,760	$4,781,235	$4,674,186	$4,586,669	$4,492,446
Less: Goodwill and other intangible assets, net	1,125,639	1,127,842	1,130,044	1,132,247	1,134,450
Tangible common equity for TCE Ratio and TBV / share	$3,678,121	$3,653,393	$3,544,142	$3,454,422	$3,357,996
Total assets	$45,593,740	$45,202,596	$44,455,863	$43,993,729	$43,309,136
Less: Goodwill and other intangible assets, net	1,125,639	1,127,842	1,130,044	1,132,247	1,134,450
Tangible assets for TCE Ratio	$44,468,101	$44,074,754	$43,325,819	$42,861,482	$42,174,686

Return on Average Tangible Common Equity (ROATCE) Reconciliation ($ in thousands)	1Q 2026
Net income available to common equity	$116,760
Other intangible amortization, net of tax	1,652
Adjusted net income available to common equity for ROATCE	$118,412
Average common equity	$4,812,415
Less: Average goodwill and other intangible assets, net	1,126,748
Average tangible common equity for ROATCE	$3,685,667

AssociatedBank

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Reconciliation & Definitions of Non-GAAP Items

Non-GAAP Efficiency Ratios Reconciliation ($ in thousands)	1Q 2026	4Q 2025	3Q 2025	2Q 2025	1Q 2025
Total expense for efficiency ratios reconciliation					
Noninterest expense	$219,163	$219,466	$216,202	$209,352	$210,619
Less: Other intangible amortization	2,203	2,203	2,203	2,203	2,203
Total expense for fully tax-equivalent efficiency ratio	216,960	217,263	213,999	207,149	208,416
Less: Acquisition costs[1]	1,007	252	-	-	-
Total expense for adjusted efficiency ratio	$215,953	$217,011	$213,999	$207,149	$208,416
Total revenue for efficiency ratios reconciliation					
Net interest income	$307,190	$309,981	$305,222	$300,000	$285,941
Noninterest income	75,857	79,384	81,265	66,977	58,776
Less: Investment securities (losses) gains, net	(28)	37	1	7	4
Fully tax-equivalent adjustment	4,139	4,196	4,222	4,228	4,254
Total revenue for fully tax-equivalent efficiency ratio	387,214	393,524	390,708	371,198	348,968
Less: Announced initiatives[2]	-	-	-	-	(6,976)
Total revenue for adjusted efficiency ratio	$387,214	$393,524	$390,708	$371,198	$355,943

[1] During the fourth quarter of 2025, the Corporation entered into a definitive agreement to acquire American National Corporation. The acquisition was completed on April 1, 2026. These costs, incurred in connection with the acquisition, represent nonrecurring costs.

[2] 2025 announced initiatives include the loss on mortgage portfolio sale as a result of the balance sheet repositioning that the Corporation announced in 4Q 2024.

Associated Bank

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Thank You Monroe Office – Chicago, IL